UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOBILICOM LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1 Rakefet Street, Shoham, Israel	6083705
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing 275 Ordinary Shares, no par value per share	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*	N/A
Warrants to purchase one American Depositary Share	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A Offering Statement file number to which this form relates: 333-264523

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note:

This Amendment No. 1 to Form 8-A amends and restates in its entirety the Form 8-A filed with the Securities and Exchange Commission on June 21, 2022.

Item 1.	Description of Registrant's Securities to be Registered.

The description of (i) American Depositary Shares of Mobilicom Limited (the “Company”), as included under the caption “Description of American Depositary Shares” and (ii) the warrants of the Company, as included under the caption “Description of Securities we are Offering – Warrants Included in the Units and Pre-Funded Units”, each in the prospectus forming a part of the Registration Statement on Form F-1, as amended (Registration No. 333-264523) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOBILICOM LIMITED

Date: August 24, 2022	By:	/s/ Oren Elkayam
		Name:	Oren Elkayam
		Title:	Managing Director and Chairman

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